AGREEMENT FOR THE SALE AND PURCHASE OF EQUITY INTEREST

IN

WEIHAI BLUE STAR TERRA PHOTOVOTAIC CO. LTD.

Between

TERRA SOLAR GLOBAL, INC. (“TRANSFEROR”)

and

SOLAR THIN FILMS, INC. (“TRANSFEREE”)

Dated as of January 31, 2008

AGREEMENT FOR THE SALE AND PURCHASE OF EQUITY INTEREST

IN

WEIHAI BLUE STAR TERRA PHOTOVOTAIC CO. LTD.

Between

TERRA SOLAR GLOBAL, INC. (“TRANSFEROR”)

and

SOLAR THIN FILMS, INC. (“TRANSFEREE”)

This Agreement for the Sale and Purchase of Equity Interest (together with all exhibits and schedules hereto, this “Agreement”) dated as of this 31st day of January, 2008, is made by and between the following parties:

(1)
Terra Solar Global, Inc., a company incorporated under the laws of the State of Delaware, U.S.A., with its principal place of business at 45 Rockefeller Plaza, Ste 200092, New York, the State of New York (“Transferor”), and

(2)	Solar Thin Films, Inc., a company organized and existing under the laws of the Delaware, with its principal place of business at 25 Highland Boulevard, Dix Hills, New York 11746 (“Transferee”).

WHEREAS:

(A)
Weihai Blue Star Terra Photovoltaic Co., Ltd. (the “Company”), a Sino-foreign joint venture company organized under the laws of the PRC whose registered address is at 98 QingDao ZhongLu, Weihai Economic and Technology Development Zone, Weihai, Shandong, PRC, with registered capital of ten million US Dollars (US $10,000,000), is engaged in the business of the production and sale of a-Si thin-film photovoltaic modules.

(B)	Transferor is the owner of a ten percent (10%) equity interest in the registered capital of the Company.

(C)	The Transferee wishes to purchase, and the Transferor wish to sell, the ten percent (10%) equity interest in the registered capital of the Company (the “Sale Equity”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Transferee and the Transferor hereby agree as follows:

ARTICLE 1
PURCHASE AND SALE

1.1
Purchase and Sale of the Sale Equity. Upon the terms and subject to the conditions of this Agreement, Transferee shall purchase from Transferor, and Transferor shall sell to the Transferee, of the Sale Equity (the “Transaction”) which shall represent TEN PERCENT (10%) of the total equity of the Company, free from all charges, liens, encumbrances and other third party claims and interests and together with all rights now or hereafter attached to them, including any and all rights and benefits arising from or associated with such equity interests.

1.2
Consideration. As a consideration for the Sale Equity, Transferor shall be entitled to receive, subject to the provisions of this Agreement, a sum of ONE MILLION U.S. DOLLARS (U.S. $1,000,000) (the “Consideration”). Transferee shall effect such payment by wire transfer to the Transferor in accordance with the wire instructions attached hereto as Exhibit A.

1.3
Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place upon on or before January 31, 2008 or at such place, date and time as the parties hereto may otherwise agree in writing subject to satisfaction of all Conditions to Closing as specified in Article 5. At the closing, Transferee shall pay to Transferor by cashier’s or certified check or wire transfer the Consideration in cash.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE

Transferee hereby represents and warrants to the Transferor as follows, and each of which is true as of the date hereof and shall be true as of the Closing Date with the same effect as if said representations and warranties had been made at and as of the Closing Date.

2.1	Existence. Transferee is a company duly organized, validly existing and in good standing under the laws of the State of Delaware.

2.2
Authorization. Transferee has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly executed and delivered and is a valid and binding agreement of Transferee, enforceable in accordance with its terms except as (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

2.3
No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provisions of the articles and memorandum of association of Transferee or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of Transferee, under any agreement or commitment to which Transferee is a party or by which Transferee is bound, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

2.4
Brokers. All negotiations relative to the Agreement and the transactions contemplated hereby have been carried out by Transferee directly with Transferor without the intervention of any person on behalf of Transferee in such a manner as to give rise to any valid claim by any person against Transferor for a finder’s fee, brokerage commission or similar payment.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR

Transferor hereby represents and warrants to Transferee as set forth below, and each of which is true as of the date hereof and shall be true as of the Closing Date with the same effect as if said representations and warranties had been made at and as of the Closing:

3.1	Existence. Transferor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.2
Authorization.  Transferor has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly executed and delivered and is a valid and binding agreement of Transferor, enforceable in accordance with its terms except as (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

3.3
No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provisions of the articles and memorandum of association of Transferor or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any encumbrance upon the Sale Equity, under any agreement or commitment to which Transferor is a party or by which Transferor is bound, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

3.4
Compliance with Law. Transferor has complied and is in compliance with all federal and state law, regulations and orders applicable to the ownership and sale of the Sale Equity by Transferor (collectively, “Legal Requirements”) and has not received any notice asserting or alleging any noncompliance.

3.5
Contracts and Agreements. Transferor is not in default under any promissory note, indenture, evidence of indebtedness, security therefore, contract, lease, commitment, undertaking or other instrument whatsoever to which Transferor is a party or by which the Sale Equity is bound.

3.6	No Litigation.

(a)
There is no claim, suit, litigation, arbitral action, inquiry, proceeding, or investigation by or before any court or governmental or other legal or administrative agency or commission pending or threatened or anticipated against, or involving, relating to, against or affecting the Sale Equity.

(b)	Transferor has not received any notice of any such claim, action, litigation, proceeding or investigation.

(c)	To the best knowledge of Transferor, there is no reasonable basis for any future claims, actions, litigations, proceedings or investigations against the Transferor in connection with the Sale Equity.

3.7	Title to Sale Equity.

(a)	Transferor holds and owns beneficially all of the Sale Equity free and clear of any lien, security interest, pledge or encumbrance.

(b)
Transferor has not made any commitment or legal obligation, absolute or contingent, to any person other than Transferee to sell, assign, transfer or effect a sale of the Sale Equity, or to enter into any arrangement or cause the entering into of an arrangement with respect thereto.

3.8	Not Subject to Options. Sale Equity is not subject to any option(s), warrant(s), voting trusts, outstanding proxies, registration rights agreement(s), or other agreements regarding voting rights.

3.9
Brokers. All negotiations relative to the Agreement and the transactions contemplated hereby have been carried out by Transferor directly with Transferee without the intervention of any person on behalf of Transferor in such a manner as to give rise to any valid claim by any person against Transferee for a finder’s fee, brokerage commission or similar payment.

3.10
Disclosure. No representation, warranty or statement made by Transferor in this Agreement or in the schedules or exhibits attached hereto furnished by or on behalf of Transferor contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

ARTICLE 4
PARTIES’ CONDUCT PENDING CLOSING

4.1
Best Efforts. Subject to the terms and conditions of this Agreement, Transferee and Transferor shall use their respective best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable law to consummate the Transaction contemplated by this Agreement.

4.2
Regular Course of Business.  From the date hereof to the Closing Date, and except as otherwise expressly consented to or approved by Transferee in writing, Transferor shall take, or refrain from taking, as the case may be, the following actions or cause the following to occur (or prevent the following from occurring, as the case may be):

(a)	Preserve intact the Sale Equity, perform all of its obligations relating to the Sale Equity, and not enter into, extend, modify, terminate or renew any of agreements relating to the Sale Equity;

(b)	Not permit or allow the Sale Equity to be subjected to any encumbrance;

(c)	Not engage in any transaction or activity, or enter into any agreement or make any commitment or take any action, inconsistent with, or which would adversely affect its ability to perform any of its obligations under, this Agreement or the other Transferor Documents;

(d)	Not take nor omit to take nor permit to be taken any act or omission to act which may cause a breach of any material contract or commitment of Transferor affecting the Sale Equity, or which may cause the breach of any representation, warranty, or covenant made hereunder; and

(e)	Not agree, whether in writing or otherwise, to take any action prohibited by this Section.

4.3	Notices of Certain Events. As soon as practicable upon the occurrence thereof, or as soon as reasonably practicable after becoming aware thereof, Transferor shall give notice to Transferee of:

(a)	any claim, suit, litigation, arbitral action, inquiry, proceeding or investigation commenced or threatened against, involving, relating to, or affecting the Sale Equity; and

(c)
any material inaccuracy (or any event which, if it had occurred prior to the date hereof, would have caused a material inaccuracy) in any representation or warranty made in this Agreement by Transferor.

4.4
Public Announcement. No party herein shall make any press release or other public announcement with respect to this Agreement or the transaction contemplated hereby without written approval of the other party provided however Transferee is permitted to file a Form 8-K Current Report with the Securities and Exchange Commission disclosing the entering of the Agreement and the closing of the transaction contemplated herein.

ARTICLE 5
CONDITIONS TO CLOSING

5.1
Conditions to Transferee’s Obligation to Close. At the Closing, each and every obligation of Transferee to consummate the transactions contemplated by this Agreement or to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by Transferee:

(a)	Execution of this Agreement. Execution and delivery by the parties to this Agreement.

(b)
Transferor’s Board Resolution. Execution and delivery by Transferor of a certified copy of the resolutions of the board of directors of Transferor authorizing the execution, delivery, consummation and performance of this Agreement.

(c)
Transferor’s Stockholder Resolutions. Execution and delivery by Transferor of a certified copy of the resolutions adopted by Transferor’s stockholders authorizing the execution, delivery, consummation and performance of this Agreement.

(d)	Company’s Board Resolution. Delivery by the Transferor of a certified copy of the resolutions of all of the board of directors of the Company authorizing the transfer of the Sale Equity.

(e)
Company’s Stockholder Resolutions. Delivery by the Transferor of a certified copy of the resolutions adopted by Company’s stockholders authorizing the execution, delivery, consummation and performance of this Agreement.

(f)
No Government Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

(g)
Representations and Warranties True. The representations and warranties of Transferor contained in Article 3 hereof shall be in all material respects true and accurate as of the date hereof and as of the Closing as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

(h)	Due Diligence. Transferee shall have completed its due diligence investigation of the Transaction and shall be satisfied with the results thereof in its sole discretion.

(i)
Waiver of the Right of the First Refusal. The waiver of the right of the first refusal in relation to this transaction as contemplated by this Agreement in the form of Exhibit B shall have been executed by Renewable Energy Solutions, Inc., Weihai Blue Star Glass Group Co., Ltd and Cameste Limited Resources.

5.2
Conditions to Transferor’s Obligation to Close. At the Closing, each and every obligation of Transferor to consummate the transactions contemplated by this Agreement or to be performed on or before the Closing shall be subject to satisfaction, on or before Closing, of each of the following conditions, unless waived in writing by Transferor:

(a)
Transferee’s Board Resolutions. Execution and delivery by Transferee of a certified copy of resolutions of the board of directors of the Transferee authorizing the execution, delivery, consummation and performance of this Agreement.

(b)
Representations and Warranties True. The representations and warranties of Transferee contained in Article 2 hereof shall be in all material respects true and accurate as of the date hereof and as of the Closing as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

(c)
Performance. Transferee shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by Transferee on or prior to the Closing.

ARTICLE 6
COVENANTS; CONTINUING OBLIGATIONS

6.1	Governmental Approval. Transferor shall take all reasonable actions necessary to obtain (and shall cooperate with each other in obtaining):

(a)	investment certificates representing the Sale Equity to Transferee.

(b)   a certified copy of the Business License or other proof indicative of the Chinese government’s approval of the Business License deemed acceptable by the Transferee, which documents shall be provided.

6.2	Sales Tax. Transferor shall jointly prepare and file a sales tax return (if required) regarding the sale of the Sale Equity to Transferee hereunder.

6.3
Contractual Relations. Notwithstanding the consummation of the transactions contemplated herein and the transfer of the Sale Equity to Transferee, at Transferee’s request and at Transferee’s sole cost and expense, Transferor shall provide Transferee reasonable assistance in its dealings with other contractual parties of Transferor.

6.4
Non-Disparagement. Transferor and Transferee agree that they shall not, at any time, make any oral or written, public or private statements that are disparaging of the other or any of their respective subsidiaries, affiliates, successors or assigns, or any of their respective present or former officers, directors, agents or employees. Nor shall any of them make any oral or written, public or private statements that disparage or otherwise constitute trade libel of the other or any of their respective subsidiaries’, affiliates’, successors’ or assigns’ products.

6.5
Specific Enforcement. If any party commits a breach or threatens to commit a breach of any of the provisions of Article 6, the breached party shall have the right to have the provisions of this Agreement specifically enforced by any court having jurisdiction, without being required to post bond or other security and without having to prove the inadequacy of any other available remedies, it being acknowledged and agreed that any such breach will cause irreparable injury to the breached party and that money damages will not provide an adequate remedy to such party. In addition, the breached party may take all such other actions and remedies available to it at law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

6.6
Further Assurances. Transferor hereby agree to execute and deliver at any time and from time to time after the Closing, all such further documents, instruments and agreements and take such action as may be reasonably requested by Transferee in order to more effectively transfer the Sale Equity to Transferee, or to effectuate and carry out the provisions of this Agreement and the Transaction contemplated hereby.

6.7
Further Action. Each of the Parties shall (a) take all reasonable actions necessary to comply promptly with all legal and regulatory requirements which may be imposed on any of them with respect to the Transaction contemplated by this Agreement and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed on any of them in connection with the Transaction contemplated hereby and (b) take all reasonable actions necessary to obtain (and shall cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority or other public or private third party, required to be obtained by any of the parties in connection with the Transaction contemplated by this Agreement.

6.8	Indemnification.

(a)
Transferor agrees to indemnify, hold harmless, reimburse and defend Transferee, the Transferee’s officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Transferor or breach of any warranty by Transferor in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Transferor of any material covenant or undertaking to be performed by the Transferor hereunder, or any other agreement entered into by the Transferor and Transferee relating hereto.

(b)
Transferee agrees to indemnify, hold harmless, reimburse and defend the Transferor and each of the Transferor’s officers, directors, agents, affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Transferor or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Transferee in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by such Transferee of any covenant or undertaking to be performed by such Transferee hereunder, or any other agreement entered into by the Transferor and Transferee, relating hereto.

ARTICLE 7
EFFECTIVE DATE AND TERMINATION

7.1	Effective Date. This Agreement shall come into effect on the date of execution.

7.2	Termination. This Agreement may be terminated at any time prior to the Closing in accordance with the following provisions:

(a)	By mutual written consent of the Transferee and the Transferor;

(b)	By either the Transferor or the Transferee if the Closing does not occur on or before February 15, 2008 after the date hereof (the “Termination Date”);

(c)
Either the Transferor or the Transferee shall be entitled to elect not to complete the sale and purchase of the Sale Equity and, accordingly, to terminate this Agreement upon written notice to the other parties hereto if on or before the Closing Date:

(i)	there is a material breach of any covenant or obligation of the other party under this Agreement; or

(ii)
any action shall have been commenced or threatened by or before any Governmental Authority or Non-governmental Authority against the Transferor or the Transferee, seeking to restrain the Transaction which, in its reasonable, good faith determination, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 7.2 (c)(ii) may not be invoked by a party which has directly or indirectly solicited or encouraged such Action.

7.3	Procedure Upon Termination. In the event of termination and abandonment by Transferee or by Transferor pursuant to the Section 6.2 hereof:

(a)	Written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated and abandoned, without further action by the parties;

(b)
Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

(c)	All confidential information received by any party hereto with respect to the business of any other party or any of its subsidiaries or affiliates shall be treated in the strictest confidence; and

(d)
In consideration for the time and expense that each party has expended in the due diligence and negotiation of this transaction, no party hereto shall have any liability or further obligation to any other party to this Agreement except as stated above in this Section 7.3, and neither party shall make any claim, including any action for equitable relief or specific performance, against the other party nor be liable for the costs, expenses or damages that may result to the other.

ARTICLE 8 WAIVER

Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the terms or conditions of the other party contained therein. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement.

ARTICLE 9 GENERAL PROVISIONS

9.1
Representations. Transferee has been advised to obtain independent counsel to evaluate the terms, conditions and covenants herein set forth and has been afforded ample opportunity to obtain such independent advice and evaluation. Transferee warrants to Transferor that Transferee has relied upon such independent counsel and not upon any representation (legal or otherwise), statement or advice said or offered by the Transferor or Transferor’s legal counsel, advisor, or agent in connection herewith.

9.2
Expenses. All costs and expenses, including but not limited to, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Transaction shall be paid by the party incurring such costs and expenses.

9.3
Notices. Notices and communications between the parties hereunder shall be in writing and shall be sent by personal delivery, prepaid registered or certified first class mail, prepaid air courier or facsimile to the parties’ addresses set forth below. Any notice given by personal delivery, registered or certified mail or air courier shall be deemed to have been received on the date of receipt; and any notice given by facsimile shall be deemed received after electronic answerback has been received and twenty-four (24) hours have elapsed at the place of the party receiving such notice.

If to the Transferor:
Terra Solar Global, Inc.
45 Rockefeller Plaza, Ste 200092
New York, New York
Attn: Mr. Jack C. Chu, CEO
Tel: 503.227.2023
Fax: 503.227.2925

If to the Transferee:
Solar Thin Films, Inc.
25 Highland Boulevard
Dix Hills, New York 11746
Attn: Mr. Peter Lewis, CEO
Tel: (516) 417-8454
Fax: _____________________

9.4
Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

9.5	Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Transferor and the Transferee.

9.6	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, U.S.A.

9.7
Attorneys’ Fees. Each party shall bear its own costs and attorneys’ fees incurred in the disputes hereby resolved except as provided herein. If any party hereto shall bring an action against any other party hereto, or otherwise seek to enforce this Agreement, by reason of the breach of any covenant, warranty, representation or condition of this Agreement, or otherwise arising out of this Agreement, whether for declaratory or other relief, each party shall bear its own costs of suit and attorneys’ fees.

9.8
Assignment. This Agreement may not be assigned to any third party, except affiliates of the Transferee, by operation of Law or otherwise without the express written consent of the Transferor and the Transferee.

9.9
Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Transferor and the Transferee with respect to the subject matter hereof.

9.9	Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

9.10
Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9.11
Right of Set-Off. Notwithstanding anything in this Agreement to the contrary, neither party hereto shall have the right to set-off any payment obligation pursuant to this Agreement against any other payment to be made to the other party or any third party.

IN WITNESS WHEREOF, the Transferor and the Transferee have caused this Agreement for the Sale and Purchase of Equity Interest in Weihai Blue Star Terra Photovaic Co. Ltd. to be executed by their duly authorized representatives as of the date first written above.

TRANSFEROR: Terra Solar Global, Inc.

WITNESS:	By: /s/ Jack Chu
Name: Jack Chu
Title: CEO

TRANSFEREE: Solar Thin Films, Inc.

WITNESS:	By: /s/ Robert M. Rubin
Name: Robert M. Rubin
Title: